EXHIBIT 99.1

Structured Asset Trust Unit Repackagings (SATURNS)

Series 2002-1 Trust

To liquidate its assets and terminate

CUSIP:	80409X205
Symbol:	MJO

FOR IMMEDIATE RELEASE:

March 8, 2007

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), Aon Capital Security Backed Series 2002-1 Trust (the “Trust”) (New York Stock Exchange Ticker Symbol “MJO”), announced today that a “Trust Wind Up Event” has occurred under the terms of the Trust Agreement governing the Trust and that the Trust will liquidate its assets and terminate. On February 27, 2007, the Call Options holder for the SATURNS 2002-1 Trust (the “Trust”) notified the Trust of its intent to exercise its Call Options representing its right to call all of the Underlying Securities owned by the Trust. Upon settlement of the Call Options on or about March 9, 2007, Unitholders will receive the par value plus accrued interest, of each Class A Unit and accrued interest outstanding on each Class B Unit.

Contact:

LaSalle Bank National Association	Andy Streepey, ABS Trust Services, 312-904-9387